EXHIBIT 16.1

LL BRADFORD & COMPANY, LLC

Sugar Land, Texas

February 2, 2015

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of the AI DOCUMENT SERVICES, INC., Inc. (the “Company”) Form 8-K dated February 2, 2015, and are in agreement with the statements relating only to LL Bradford & Company, LLC contained therein. We have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

/s/ L.L. BRADFORD & COMPANY, LLC

LL BRADFORD & COMPANY, LLC

SUGAR LAND, TEXAS